                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                      Under The Securities Act of 1933

                       WORLDNET RESOURCE GROUP, INC.
                     ---------------------------------
           (Exact name of Registrant as specified in its charter)

          UTAH                                                91-2063239
          ----                                                ----------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                             920 N. Nash Street
                       El Segundo, California 90245
                      ------------------------------
        (Address, including zip code of Principal Executive Offices)

                      2001 Incentive Stock Option Plan
                     ----------------------------------
                         (Full Title of the Plan)

                          Stephen Brown, President
                       WorldNet Resource Group, Inc.
                             920 N. Nash Street
                        El Segundo, California 90245
                               (310) 607-0060
         ----------------------------------------------------------
         (Name, address, including zip code, and telephone number, including area code,of agent for service)

                                  Copy to:
                          Ronald L. Poulton, Esq.
                              Poulton & Yordan
                    136 East South Temple, Suite 1700-A
                         Salt Lake City, Utah 84111
                               (801) 355-1341

                      CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
Title of         Amount to      Proposed Maximum  Proposed Maximum    Amount of
Securities to    be Registered  Offering Price    Aggregate Offering  Registration
be Registered    (1)            Per Share (2)     Price (2)           Fee
------------------------------------------------------------------------------------
Common Stock     5,500,000      $.185             $1,017,500          $268.62
par value $.001,
------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act")and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low price of the Common Stock on February 5, 2001, as reported on the Over-the-Counter Bulletin Board.
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                       WORLDNET RESOURCE GROUP, INC.
                     REGISTRATION STATEMENT ON FORM S-8

                                   PART I

INFORMATION REQUIRED IN THE PROSPECTUS

     Item 1.  Incentive Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

     Item 2.  Registration Information and Incentive Plan Annual
                Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by WorldNet Resource Group, Inc., (the "Registrant") are hereby incorporated herein by reference:

     - The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, as amended, filed with the Commission on October 10, 2000, October 23, 2000, and November 20, 2000,
          respectively, pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act");

     - The Registrant's Current Reports on Form 8-K, as amended, filed with the Commission on February 7, 2000, March 28, 2000, September 7, 2000 and January 10, 2001 pursuant to
          Section 13(a) of the Exchange Act; and

     - Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission, on November 7, 2000 and amended on November 17, 2000.

      In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any

                                     2
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statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4.  Description of Securities.

     The shares issuable under the incentive plan are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

     Description of Common Stock. Our authorized capital stock consists of 100,000,000 shares of common stock with a $.001 par value. As of the date of this registration statement, we have outstanding 56,522,084 shares of common stock, all of which is validly issued, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares of our common stock. We have not paid any dividends since our inception. All dividends will be subject to the discretion of the Board of Directors, and will depend upon, among other things, our operating and financial conditions, our capital requirements and our general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

     All shares of our common stock have equal voting rights and, when validly issued and outstanding, have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares of common stock present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

     There are no pre-emptive or conversion rights, no redemption or sinking fund provisions, and shares are not liable for further call or assessment. Each share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

     The Transfer Agent for the Registrant is American Registrar & Transfer, 342 East 900 South, Salt Lake City, Utah 84111.

     Item 5.  Interests of Named Experts and Counsel.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

     Poulton & Yordan, counsel for the Registrant named in this registration statement as giving an opinion on the validity of the securities, will be receiving a stock grant of 500,000 shares of common stock pursuant to the Registrant's 2001 Incentive Stock Option Plan under this Form S-8 in exchange for consultation on merger and acquisition transactions.

                                     3
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     Item 6.  Indemnification of Directors and Officers.

     Under Utah corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful. In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification. But, if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Utah law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Indemnification and payment of expenses provided by Utah law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to such under any bylaw, agreement, or vote of stockholders or disinterested directors.

     As a result of such corporation law, Registrant may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     Item 7.    Exemption from Registration Claimed.

     Not applicable.



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     Item 8.    Exhibits.

Exhibit
Number    Description                                             Location

4.1       Form of Registrant's Amended and Restated                     (1)
          Articles of Incorporation, as amended.

4.2       Form of Registrant's Amended and Restated By-laws.            (1)

4.3       Form of WorldNet Resource Group, Inc.,                   Attached
          2001 Incentive Stock Option Agreement.

5.1       Opinion of counsel as to legality of securities          Attached
          being registered.

23.1      Consent of counsel (contained in Exhibit 5.1).           Attached

23.2      Consent of AJ. Robbins, P.C., Independent Accountants.   Attached

24.1      Power of Attorney (included on page 5 herein).           Attached

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8, filed November 7, 2000 (File No. 333-49440).

     Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form

                                     5
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     F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                     6

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 6, 2001.

                             WORLDNET RESOURCE GROUP, INC.



                             By: /s/ Stephen Brown
                                 ------------------
                                 Stephen Brown, Chairman of the Board, CEO,
                                 and President


                             By: /s/ Noel Navarro
                                 ------------------
                                 Noel Navarro, Vice President Finance,
                                 Secretary, Chief Financial Officer


                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Noel Navarro his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments
(including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

           In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 6th day of February
2001, by the following persons in the capacities indicated:

          Signatures         Title
          ----------         -----
          /s/ Stephen Brown
          -----------------
          Stephen Brown      Chairman of the Board of Directors, CEO and
                             President

          /s/ Noel Navarro
          ----------------
          Noel Navarro       Vice President Finance, Secretary, Treasurer,
                             and Chief Financial Officer

          /s/ Samy Salem
          --------------
          Samy Salem         Director
                                     7
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                             Index to Exhibits

Exhibit
Number    Description                                              Location
-------   -----------                                              --------

4.1       Form of Registrant's Amended and Restated                     (1)
          Articles of Incorporation, as amended.

4.2       Form of Registrant's Amended and Restated By-laws.            (1)

4.3       Form of WorldNet Resource Group, Inc.,                   Attached
          2001 Incentive Stock Option Agreement.

5.1       Opinion of counsel as to legality of securities          Attached
          being registered.

23.1      Consent of counsel (contained in Exhibit 5.1).           Attached

23.2      Consent of AJ. Robbins, P.C., Independent Accountants.   Attached

24.1      Power of Attorney (included on page 5 herein).           Attached

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8, filed November 7, 2000 (File No. 333-49440).


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